UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2024

HEALTHCARE AI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41145	98-1585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green, Ste 15614

Dover, DE 19901

(Address of principal executive offices, including zip code)

(530) 574-2965

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	HAIAU	The Nasdaq Stock Market, LLC

Class A Ordinary Share, par value $0.0001 per share	HAIA	The Nasdaq Stock Market, LLC

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	HAIAW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2024, Healthcare AI Acquisition Corp. (the “Company”) issued one unsecured promissory note (the “Note”) in an amount of $100,000, to Leading Group Limited (“LEADING”), for a loan to the Company from LEADING for working capital purposes. As previously reported on August 15, 2024, the Company entered into a business combination agreement with Leading Partners Limited, a Cayman Islands exempted company and LEADING for purposes of completing a business combination (“Business Combination “).

The Note does not bear interest and matures upon closing of the Business Combination by the Company. In the event of a liquidation, all amounts due under the Note shall be repaid in cash. In the event of a Business Combination, the Note may be repaid, at LEADING’s discretion, (i) in cash or (ii) converted into the Company’s Class A ordinary shares, $0.0001 par value per share, at a share price of Ten Dollars ($10.00) per share.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2024, Healthcare AI Acquisition Corp. (the “Company”) held an general annual meeting (the “General Annual Meeting”).  As approved by its shareholders at the General Annual Meeting, the following proposal was approved as a special resolution, giving the Company the right to extend the date by which it has to complete a business combination from December 14, 2024 on a month-to-month basis until May 14, 2025 (each month so extended, the “Extended Date”), by depositing into the trust account the lesser of $15,000 or $0.033 per non-redeemed public share for each monthly extension deposited into the Company’s trust account (the “Trust Account”), held by Continental Stock Transfer & Trust Company (the “Extension Amendment Proposal”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 26, 2024, the Company held the General Annual Meeting. On October 25, 2024, the record date for the Special Meeting, there were 5,982,451 ordinary shares entitled to be voted at the Special Meeting. This includes 5,982,450 Class A Shares issued and outstanding and one Class B Share issued and outstanding (together being the issued and outstanding ordinary shares of the Company, referred to as the “Shares”). At the General Annual Meeting, 5,729,058 or 95.76% of such Shares were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the General Annual Meeting are as follows:

1.	Extension Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, giving the Company the right to extend the date by which it has to complete a business combination from December 14, 2024 on a month-to-month basis until May 14, 2025 by depositing into the trust account the lesser of $15,000 or $0.033 per non-redeemed public share for each monthly extension deposited into the Company’s Trust Account. Approval of the Extension Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Ordinary Shares voted in person or by proxy at the General Annual Meeting or any adjournment thereof. The Extension Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,376,412	16,654	0	335,992

2.	Ratification of Auditors Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as an ordinary resolution to approve Bush Associates CPA LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Approval of the Ratification of Auditors Proposal required an ordinary resolution under Cayman Islands law, being a resolution passed by a majority of holders of the issued and outstanding Ordinary Shares voting in person or by proxy at the General Annual Meeting or any adjournment thereof. The Ratification of Auditors Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,728,471	0	0	1

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Item 8.01. Other Events.

In connection with the shareholders’ vote at the General Annual Meeting of Shareholders held by the Company on November 26, 2024, 192,664 shares were tendered for redemption. As a result, approximately $2,235,721.75 (approximately $11.60 per share) will be removed from the Company’s Trust Account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company since that date. Following redemptions, the Company will have 5,789,786 Class A Shares outstanding, and one Class B Share outstanding, and approximately $4,632,266.81 will remain in the Company’s Trust Account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

10.1	Promissory Note dated November 21, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE AI ACQUISITION CORP.

Dated: November 27, 2024	By:	/s/ Jiande Chen
	Name:	Jiande Chen
	Title:	Chief Executive Officer

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